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                                                                    EXHIBIT 99.1

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                          AGREEMENT AND PLAN OF MERGER


                                  By and Among


                          Select Medical Corporation,


                               SM Acquisition Co.


                                      and


                       Transitional Hospitals Corporation


                            Dated as of May 2, 1997


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                          AGREEMENT AND PLAN OF MERGER



     This AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of May 2, 1997, is made by and among Select Medical Corporation, a Delaware corporation ("Parent"), SM Acquisition Co., a Nevada corporation and a wholly owned subsidiary of Parent ("Sub"), and Transitional Hospitals Corporation, a Nevada corporation ("Company").

     WHEREAS, the Boards of Directors of Parent, Sub and Company deem it advisable and in the best interests of their respective stockholders that Sub merge with and into Company (the "Merger"), and such Boards of Directors have approved the merger of Sub with and into Company upon the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

     Section 1.1 The Merger. Upon the terms and subject to the conditions hereof, at the Effective Time (as defined in Section 1.2 hereof), Sub shall be merged with and into Company and the separate corporate existence of Sub shall thereupon cease, and Company shall be the surviving corporation in the Merger (the "Surviving Corporation"). The Merger shall have the effects set forth in
Section 92A.250 of the General Corporation Law of the State of Nevada (the
"GCL").

     Section 1.2 Effective Time of The Merger. The Merger shall be effective when properly executed Articles of Merger ("Articles of Merger") are duly filed with the Secretary of State of the State of Nevada, which filing shall be made as soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all of the conditions to each party's obligation to consummate the Merger contained in Article VIII. When used in this Agreement, the term "Effective Time" shall mean the date and time at which such Articles of Merger are so filed.

                                   ARTICLE II

                           THE SURVIVING CORPORATION

     Section 2.1 Articles of Incorporation. Subject to Section 7.7 hereof, the Articles of Incorporation of Sub in effect at the Effective Time shall be the Articles of Incorporation of the Surviving Corporation.

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     Section 2.2  By-Laws.  Subject to Section 7.7 hereof, the by-laws of Sub as in effect at the Effective Time shall be the By-Laws of the Surviving
Corporation.

     Section 2.3  Directors and Officers of Surviving Corporation.

          (a) The directors of Sub at the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Articles of Incorporation and by-laws of the Surviving Corporation or as otherwise provided by law.

          (b) The officers of Sub at the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Articles of Incorporation and by-laws of the Surviving Corporation, or as otherwise provided by law.

                                  ARTICLE III

                             CONVERSION OF SHARES

     Section 3.1 Merger Consideration. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

          (a) Each of the shares of the Company's Common Stock, par value $1.00 per share (the "Shares"), issued and outstanding immediately prior to the Effective Time (other than Shares held in the treasury of Company or by Parent or any subsidiary of Parent or Company) shall be converted into the right to receive $14.55 in cash payable upon the surrender of the certificate formerly representing such Share;

          (b) Each Share held in the treasury of Company, if any, and each Share held by Parent or any subsidiary of Parent or Company immediately prior to the Effective Time shall be cancelled and retired and cease to exist; and

          (c) Each share of Common Stock of Sub, par value $.01 per share, issued and outstanding immediately prior to the Effective Time shall be converted into and become a fully paid and nonassessable share of Common Stock of the Surviving Corporation.

     Section 3.2  Exchange of Consideration for Shares.

     (a) Prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with an exchange agent selected by Parent and reasonably satisfactory to the Company (the "Exchange Agent"), for the benefit of the holders of Shares and options to purchase shares ("Options"), for exchange in accordance with this
Article III, the following:

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(i) cash to be paid with respect to all Shares outstanding immediately prior to the Effective Time and which are to be exchanged pursuant to the Merger (exclusive of shares to be cancelled pursuant to Section 3.1(b)) and (ii) cash which may be paid on the exercise of any Options outstanding immediately prior to the Effective Time which have an exercise price of $14.54 or less, less, with respect to each such Option, the exercise price thereof (such cash being hereinafter referred to collectively as the "Exchange Fund").

     (b) Promptly after the Effective Time, Parent shall cause the Exchange Agent to mail (or deliver at its principal office) to each holder of record of a certificate or certificates representing Shares (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the certificates for Shares shall pass, only upon delivery of the certificates for Shares to the Exchange Agent and shall be in such form and have such other provisions, including appropriate provisions with respect to back-up withholding, as Parent may reasonably specify, and (ii) instructions for use in effecting the surrender of the certificates for Shares. Furthermore, promptly after the Effective Time, Parent shall cause the Exchange Agent to mail (or deliver at its principal office) to each holder of Options outstanding immediately prior the Effective Time similar materials. Upon surrender of a certificate for Shares for cancellation to the Exchange Agent, or upon notice of issuance of the exercise of Options, accompanied by such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder thereof shall be entitled to receive in exchange therefor that portion of the Exchange Fund which such holder has the right to receive pursuant to the provisions of this Article III, after giving effect to any required withholding tax, and the certificate for Shares so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the Exchange Fund. In the event of any transfer of ownership of Shares which has not been registered in the transfer records of the Company, a check in an amount equal to the proper amount of Exchange Fund allocated to such Shares will be issued to the transferee of the certificate representing the transferred Shares presented to the Exchange Agent, accompanied by all documents required to evidence and effect the prior transfer thereof and to evidence that any applicable stock transfer taxes associated with such transfer were paid.

     Section 3.3 Closing of Company Transfer Books. At the Effective Time, the stock transfer books of Company shall be closed, and no transfer of Shares shall thereafter be made. If, after the Effective Time, certificates representing Shares are presented to the Surviving Corporation, they shall be cancelled and exchanged for the portion of the Exchange Fund allocated to such Shares.

     Section 3.4 Closing. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP, 2121 Avenue of the Stars, Suite 1800, Los Angeles, California, at 10:00 a.m., local time, on the first business day after the day on which all of the conditions set forth in Article VIII are satisfied or waived or at such other date, time and place as Parent and Company shall agree.

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                                  ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PARENT

          Except as otherwise disclosed to Company in a disclosure schedule delivered to it concurrently with the execution hereof (which disclosure schedule shall contain appropriate references to identify the representations and warranties herein to which the information in such disclosure schedule relates) (the "Parent Disclosure Schedule"), Parent represents and warrants to Company as follows:

          Section 4.1 Organization. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has the corporate power to carry on its business as it is now being conducted or presently proposed to be conducted. Each of Parent and Sub is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities make such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the business, assets, liabilities, results of operations or financial condition of Parent and its subsidiaries, taken as a whole (a "Parent Material Adverse Effect").

          Section 4.2 Authority Relative to This Agreement. Each of Parent and Sub has the requisite corporate power and authority to enter into this Agreement and any other agreements executed in connection herewith (the "Transaction Documents") and to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents to which Parent and/or Sub is a party and the consummation by each of Parent and Sub of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of each of Parent and Sub and by Parent as the sole stockholder of Sub, and no other corporate action or proceedings on the part of either Parent or Sub (including without limitation any action by Parent's stockholders) are necessary to authorize the execution and delivery of this Agreement and the other Transaction Documents or the consummation of the transactions contemplated hereby and thereby. This Agreement and the other Transaction Documents to which Parent and/or Sub is a party have been duly and validly executed and delivered by Parent and Sub, as applicable, and constitute valid and binding agreements of each of Parent and Sub, enforceable against each of Parent and Sub in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

          Section 4.3 Consents and Approvals; No Violations. Except for applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state or foreign laws relating to takeovers, if applicable, state securities or blue sky laws, certain state and local regulatory filings and approvals relating to health care licensing and similar matters, and the filing of appropriate Articles of Merger in such form as required by, and

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executed in accordance with the relevant provisions of, the GCL, no filing with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the consummation by Parent or Sub of the transactions contemplated by the Transaction Documents, except for such filings, permits, authorizations, consents or approvals the failure of which to be made or obtained would not individually or in the aggregate have a Parent Material Adverse Effect. Neither the execution and delivery by Parent or Sub of this Agreement and the other Transaction Documents to which either of them is a party, nor the consummation by Parent or Sub of the transactions contemplated hereby and thereby, nor compliance by Parent or Sub with any of the provisions hereof or thereof, will (a) conflict with or result in any breach of any provisions of the charter documents or by-laws of Parent or Sub, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent, any of its subsidiaries or any of their properties or assets, except in the case of clauses (b) and (c) for violations, breaches or defaults which would not have a Parent Material Adverse Effect.

          Section 4.4 Financing for the Merger. With respect to the direct or indirect financing for the Merger (either financing obtained by or on behalf of Parent or any affiliate of Parent, including Sub), Parent agrees:

          (a) That Parent will advise Company at such times and in such detail as the Company may reasonably request as to the status of such financing (Section 4.4 of the Parent Disclosure Schedule sets forth Parent's present financing plans);

          (b) That Parent and Sub are, and prior to and after giving effect to the consummation of the Merger, Parent and the Surviving Corporation (as the case may be) will be, solvent. For purposes of this Agreement, the term "solvent" shall mean, with respect to an entity, that the fair valuation of its property is, on the date of determination, greater than the total amount of its liabilities as of such date and that the present fair saleable value of the entity's assets is on a reasonably prompt sale, on the date of determination, greater than the amount that will be required to pay the entity's probable liability on its existing debts as they become absolute and matured. For the purpose of the foregoing definition, all debts shall be considered, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent. After giving effect to the consummation of the Merger, Parent and the Surviving Corporation (as the case may be) will not have unreasonably small capital with which to conduct their respective businesses. Prior to and after giving effect to the consummation of the Merger, Parent, Sub and the Surviving Corporation (as the case may be) will incur debts only within their ability to pay as such debts mature.

          (c) That Parent will provide Company (and its Board of Directors) with an opinion from an entity acceptable to the Board of Directors of Company (the "Solvency

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Firm") which opinion shall be satisfactory in form and substance to the Board of
Directors in the exercise of its reasonable judgment. The Board of Directors of Company shall have the right to interview representatives of the Solvency Firm as to such opinion and the basis for such opinion, and such Board of Directors shall have been satisfied in the exercise of its reasonable judgment with respect thereto. The failure to provide such opinion or to satisfy reasonable inquiries by the Board of Directors of Company (or its representatives) will be deemed to be a material breach of this Agreement by Parent.

          (d) That such financing will not (i) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of Company or the Surviving Corporation under, any of the terms, conditions or provisions of (x) its charter or by-laws or (y) any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation which is made available to Parent to which Company (or any of its subsidiaries) is a party or to which any of them, or any of their properties or assets, may be subject; or (ii) violate any judgment, ruling, order, writ, injunction or decree which is made available to Parent or any statute, rule or regulation applicable to Company or the Surviving Corporation or to which any of its properties or assets may be subject.

          4.5 Available Funds. Parent has obtained commitments from its stockholders (the "Investors") in the form of Schedule 4.5 hereof (the
                                              ------------
"Stockholder Commitments") confirming their commitments to contribute to Parent
certain funds aggregating $           , which may be used to satisfy any all
amounts which may be necessary to pay the Merger consideration and/or to satisfy any obligation as a result of Parent's breach of any representations, warranties or agreements contained herein. Parent has delivered true and correct copies of the Stockholder Commitments to Company.

          Section 4.6 Information in Proxy Statement. None of the information to be supplied by Parent for inclusion in the proxy statement or any amendments or supplements thereto to be distributed in connection with Company's meeting of stockholders to vote upon this Agreement (the "Proxy Statement") will, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto and at the time of the meeting of stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          Section 4.7  Compliance with Health Care Regulations

          (a) All hospitals and other health care facilities owned or operated by Parent or any of its subsidiaries (each, a "Parent Facility") are in substantial compliance with the requirements of the Medicare and Medicaid programs and any other federally or state funded

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health care programs (each, a "Government Health Care Program") in which a
Parent Facility participates. Neither Parent nor any of its subsidiaries has received notice from any governmental agency, fiscal intermediary, carrier or similar entity which enforces or administers the statutory or regulatory provisions in respect to a Government Health Care Program or from any other regulatory authority of any pending or threatened investigations, the outcome of which, in the reasonable judgment of Parent, is likely to have a Parent Material Adverse Effect, and neither Parent nor its subsidiaries has any reason to believe that any such investigations are pending, threatened or imminent.

          (b) Each Parent Facility is properly licensed by the department of health or applicable state agency to conduct its business in substantially the manner conducted by such Parent Facility. The Parent Facilities are presently in substantial compliance with all of the terms, conditions and provisions of such licenses. The facilities, equipment, staffing and operations of the Parent Facilities satisfy the applicable state health care licensing requirements in all material respects.

          (c) Parent has no reason to believe that it will not obtain the consents referred to in Section 8.1(d) on or before November 30, 1997.


                                   ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF COMPANY

     Except as otherwise disclosed to Parent and Sub in a disclosure schedule delivered to them concurrently with the execution hereof (which disclosure schedule shall contain appropriate references to identify the representations and warranties herein to which the information in such letter relates) (the "Company Disclosure Schedule"), Company represents and warrants to Parent and Sub as set forth below. Notwithstanding anything contained herein to the contrary, Company is not making any representations and warranties with respect to Behavioral Healthcare Corporation ("BHC") or its operations.

     Section 5.1 Organization. Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power to carry on its business as it is now being conducted or presently proposed to be conducted. Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate have a material adverse effect on the business, assets, liabilities, results of operations or financial condition of Company and its subsidiaries, taken as a whole (a "Company Material Adverse Effect").

     Section 5.2 Capitalization. The authorized capital stock of Company consists of 100,000,000 Shares and 2,000,000 shares of Preferred Stock, par value $1.00 per share. As of March 31, 1997, (i) 38,828,931 Shares were issued and outstanding (excluding treasury

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shares), (ii) Options to acquire 3,981,130 Shares were outstanding under all stock option plans and employee-related agreements of Company, (iii) 178,518 Shares in connection with Company's 5 3/4% Convertible Subordinated Debentures due 2012, (iv) no shares of Preferred Stock were outstanding, and (v) rights to purchase 38,828,931 shares of Series B Junior Participating Preferred Stock were outstanding (excluding rights attached to treasury shares). All of the issued and outstanding Shares are validly issued, fully paid and nonassessable and free of preemptive rights. There are not now, and at the Effective Time there will not be, any shares of capital stock of Company issued or outstanding or any options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating Company to issue, transfer or sell any shares of its capital stock except (i) as set forth above (including upon the exercise of the Options and rights and conversion of the convertible debentures referred to above) or (ii) as otherwise provided in this Agreement. There are no outstanding obligations of Company or any Company Subsidiary to repurchase, redeem or other acquire any securities of Company or such subsidiary.

     Section 5.3 Subsidiaries. Each Company Subsidiary (as defined herein) is, directly or indirectly, wholly owned by the Company. As used herein, "Company Subsidiary" shall mean any corporation, partnership, joint venture or other business entity (excluding any entities which are not material to the Company) of which Company owns, directly or indirectly, greater than fifty percent of the shares of capital stock or other equity interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to cast at least a majority of the votes that may be cast by all shares or equity interests having ordinary voting power for the election of directors or other governing body of such entity.

     (a) Each Company Subsidiary that is a corporation is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and each Company Subsidiary that is a partnership or a limited liability company is duly formed and validly existing under the laws of the state of its formation, in each case except where the failure to comply with the foregoing would not constitute a Company Material Adverse Effect.

     (b) Each Company Subsidiary has the requisite power to carry on its business as it is now being conducted or presently proposed to be conducted, except where the failure to have such power would not constitute a Company Material Adverse Effect.

     (c) Each Company Subsidiary that is a corporation is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a Company Material Adverse Effect. Each Company Subsidiary that is a partnership or limited liability company is duly qualified as a foreign partnership or limited liability company authorized to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such

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qualification necessary, except where the failure to be so qualified would not have a Company Material Adverse Effect.

     (d) All of the outstanding shares of capital stock of the Company Subsidiaries that are corporations are validly issued, fully paid and nonassessable.

     (e) There are no outstanding options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating Company or any Company Subsidiary to issue, transfer or sell any securities of any Company Subsidiary.

     (f) There are no voting trusts, standstill, stockholder or other agreements or understandings to which Company or any of the Company Subsidiaries is a party or is bound with respect to the voting of the capital stock of Company or any of the Company Subsidiaries.

     (g) All shares of common stock and preferred stock of BHC owned by Company are owned free and clear of all claims, liens or encumbrances and the transfer of control over such shares contemplated hereby will not violate any agreement to which Company or any Company Subsidiary is a party.

     Section 5.4 Authority Relative to This Agreement. Company has the corporate power and authority to enter into this Agreement and the other Transaction Documents to which it is a party and to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Company of this Agreement and each of the other Transaction Documents to which it is a party and the consummation by Company of the transactions contemplated hereby and thereby have been duly authorized by Company's Board of Directors and, except for the approval of Company's stockholders to be sought at the stockholders meeting contemplated by
Section 7.3(a) hereof, no other corporate action or proceedings on the part of Company are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement and the other Transaction Documents to which Company is a party have been duly and validly executed and delivered by Company and each constitutes a valid and binding agreement of Company, enforceable against Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

     Section 5.5 Consents and Approvals; No Violation. Except for applicable requirements of the HSR Act, the Exchange Act, state securities or blue sky laws, certain state and local regulatory filings and approvals relating to health care licensing and similar matters, and the filing and recordation of the Articles of Merger as required by the GCL, no filing with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the consummation by Company of the transactions contemplated by the Transaction Documents, except for such filings, permits, authorizations, consents or approvals the failure of which to be made or obtained would not individually or in the aggregate have a Company Material Adverse Effect. Neither the execution and delivery by

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Company of this Agreement and the other Transaction Documents to which it is a party, nor the consummation by Company of the transactions contemplated hereby and thereby, nor compliance by Company with any of the provisions hereof and thereof, will (i) conflict with or result in any breach of any provisions of the charter documents or by-laws of Company or any of the Company Subsidiaries, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Company or any of the Company Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) assuming compliance with the matters referred to in this Section 5.5, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Company, any of the Company Subsidiaries or any of their properties or assets, except in the case of clauses (ii) and (iii) for violations, breaches or defaults which would not have a Company Material Adverse Effect.

     Section 5.6 Reports and Financial Statements. Company has timely filed all reports required to be filed with the Securities and Exchange Commission ("SEC") pursuant to the Exchange Act since December 1, 1993 (collectively, the "Company SEC Reports"). None of such Company SEC Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the balance sheets (including the related notes) included in the Company SEC Reports fairly presents the consolidated financial position of Company and the Company Subsidiaries as of the respective dates thereof, and the other related statements (including the related notes) included therein fairly present the results of operations and the changes in financial position of Company and the Company Subsidiaries for the respective periods or as of the respective dates set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments), all in conformity with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as otherwise noted therein.

     Section 5.7 Absence of Undisclosed Liabilities. Except for liabilities or obligations which (i) are accrued or reserved against in Company's financial statements (or reflected in the notes thereto) included in the Company SEC Reports, or (ii) were incurred after February 28, 1997 in the ordinary course of business and consistent with past practices, neither Company nor any Company Subsidiary has any material liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in a corporate balance sheet or the notes thereto.

     Section 5.8 Absence of Certain Changes or Events. Except as set forth in the Company SEC Reports, since February 28, 1997 neither Company nor any of the Company Subsidiaries has: (i) taken any of the actions set forth in Sections 6.1(b), 6.1(c) or 6.1(e) hereof; (ii) suffered any material adverse change in the business, financial condition, results of operations, properties, assets or liabilities of Company and the Company Subsidiaries taken as a whole (other than any change relating to the United States economy in general or

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to the United States investor owned hospital business or to the long-term acute care hospital business in general); or (iii) subsequent to the date hereof, except as permitted by Section 6.1 hereof, conducted its business and operations other than in the ordinary course of business and consistent with past practices.

     Section 5.9 Litigation. Except for litigation disclosed in the notes to the financial statements included in the Company SEC Reports, there is no suit, action or proceeding pending or, to the best of Company's knowledge, threatened against or affecting Company or any of the Company Subsidiaries, the outcome of which, in the reasonable judgment of Company, is likely to have a Company Material Adverse Effect; nor is there any judgment, decree, injunction, citation, settlement agreement, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Company or any of the Company Subsidiaries having, or which, insofar as can reasonably be foreseen by Company, in the future may have, any such effect.

     Section 5.10 Information in Proxy Statement. None of the information to be supplied by Company for inclusion or incorporation by reference in the Proxy Statement will, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto and at the time of the meeting of stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder.

     Section 5.11 No Default. Neither Company nor any of the Company Subsidiaries is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (i) its charter documents or by-laws, (ii) any note, bond, mortgage, indenture, license, agreement, contract, lease, commitment or other obligation to which Company or any of the Company Subsidiaries is a party or by which they or any of their properties or assets may be bound, or (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to Company or any of the Company Subsidiaries, except in the case of clauses (ii) and (iii) above for defaults or violations which would not have a Company Material Adverse Effect.

     Section 5.12  Taxes.

     (a) Except for such matters that would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect, Company and the Company Subsidiaries have duly filed all material Tax Returns required to be filed by Company or the Company Subsidiaries and have paid the Taxes shown to be due thereon. The most recent financial statements contained in the Company SEC Reports adequately provide for the payment of taxes for the periods covered by such Company SEC Reports. No material deficiencies for Taxes have been assessed or asserted by a "30-Day Letter" or a notice of deficiency as defined in Section 6212 of the Internal Revenue Code of 1986, as amended (the "Code"), or similar notice under state, local, or foreign law, which would have a Company Material Adverse Effect or for which adequate reserves have not been established in the most recent financial statements contained in the most recent Company SEC Reports as of the date hereof.

     (b) For purposes of this Agreement:

          (i) "Taxes" shall mean all Federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto.

          (ii) "Tax Returns" shall mean all Federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax Return relating to Taxes.

     Section 5.13  Medicare Participation/Accreditation.

     (a) All hospitals or significant health care facilities owned or operated as continuing operations by Company or any Company Subsidiary (each, a "Company Facility") are certified for participation in the Medicare and Medicaid programs, have a current and valid provider agreement with the Medicare and Medicaid programs, and are in substantial compliance with the conditions of participation of such programs, except where the failure to be so certified, to have such agreements, or to be in such compliance would not have a Company Material Adverse Effect. Neither Company nor any of the Company Subsidiaries has received notice from any governmental agency, fiscal intermediary, carrier or similar entity which enforces or administers the statutory or regulatory provisions in respect to any Government Health Care Program of any pending or threatened investigations, and to Company's knowledge, no such investigations are pending, threatened or imminent, which are reasonably expected by Company to have a Company Material Adverse Effect. Each Company Facility eligible for such accreditation is accredited by the Joint Commission on Accreditation of Healthcare Organizations or other appropriate accreditation agency. All returns, cost reports and other filings made by Company and the Company Subsidiaries with Medicare, Medicaid or any other governmental health care program or third party payor are complete and accurate except where the failure to be so complete and accurate would not have, individually or in the aggregate, a Company Material Adverse Effect. No adjustment or disallowance in any such cost reports and other requests for payment, including adjustments or disallowances for late filings, has been made or, to the best knowledge of senior management of Company, threatened by any Federal or state agency or instrumentality or other provider reimbursement entities relating to Medicare or Medicaid or by any third party payor which individually or in the aggregate would have a Company Material Adverse Effect, and, to the best knowledge of Company, there is no basis for any successful claims or requests for recovery of overpayments from any such agency, instrumentality, entity or third party payor except for any such claims or requests which would not have, individually or in the aggregate, a Company Material Adverse Effect.

     (b) Each such Company Facility is licensed by the state department of health or applicable state agency to conduct its business in substantially the manner conducted by such Company Facility and is authorized to operate the number of beds utilized therein, except for failures to be licensed or lack of authorizations that will not have a Company Material Adverse Effect. The Company Facilities are presently in substantial compliance with the material terms, conditions and provisions of such licenses except where the failure to be in such compliance would not result in a Company Material Adverse Effect. The facilities, equipment, staffing and operations of the Company Facilities satisfy the applicable state health care licensing requirements in all material respects, except for failures which would not result in a Company Material Adverse Effect.

     Section 5.14  Employee Benefit Plans; ERISA.

     (a) With respect to each material bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement (including but not limited to employment agreements) or arrangement (the "Plans"), currently maintained or contributed to or required to be contributed to by (i) Company, (ii) any Company Subsidiary or (iii) any trade or business, whether or not incorporated (a "Company ERISA Affiliate"), that together with Company is a "single employer" within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder ("ERISA"), for the benefit of any employee or former employee of Company, any Company Subsidiary or any Company ERISA Affiliate, Company has heretofore delivered or will after the date hereof make available to Parent, upon request, true and complete copies of each of the following documents:

          (i) a copy of each Plan that is in writing (including all amendments thereto);

          (ii) a copy of the annual report and actuarial report, if required under ERISA, with respect to each such Plan for the last two plan years ending prior to the date hereof;

          (iii) a copy of the most recent Summary Plan Description, together with each Summary of Material Modifications, if required under ERISA, with respect to such Plan;

          (iv) if the Plan is funded through a trust or any other third party funding vehicle, a copy of the trust or other funding agreement (including all amendments thereto) and the latest financial statements with respect to the last reporting period ended immediately prior to the date hereof; and

          (v) the most recent determination letter received prior to the date hereof from the Internal Revenue Service with respect to each Plan intended to qualify under Section 401 of the Code.

     (b) No liability under Title IV of ERISA has been incurred by Company, any Company Subsidiary or any Company ERISA Affiliate that has not been satisfied in full when due. The Company has no reason to expect to incur any liability under ERISA arising in connection with the termination of, or complete withdrawal from, any Plan previously covered by Title IV of ERISA which would have a Company Material Adverse Effect or give rise to a lien under Title IV of ERISA.

     (c) No Plan subject to the minimum funding requirements of Section 412 of the Code or Section 302 of ERISA or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of such Plan ended prior to the date hereof; and all contributions required to be made with respect thereto (whether pursuant to the terms of any such Plan or otherwise) on or prior to the date hereof have been timely made.

     (d) No Plan is a "multiemployer pension plan," as defined in Section 3(37) of ERISA, nor is any Plan a plan described in Section 4063(a) of ERISA.

     (e) Each Plan intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service as to its qualification and, to Company's knowledge, no amendment has been made to any such Plan since the date of such letter that is likely to result in the disqualification of such Plan.

     (f) Each of the Plans has been operated and administered in all respects in accordance with applicable laws, including, but not limited to, ERISA and the Code, except for any failure to so operate or administer such Plans that would not have a material adverse effect on any such Plan.

     (g) No Plan, individually or collectively, constitutes a "defined benefit plan" as defined in Section 3(35) of ERISA.

     (h) Neither Company nor any Company Subsidiary or, to the Company's knowledge, any Company ERISA Affiliate, any of the ERISA Plans, any trust created thereunder, or any trustee or administrator thereof has engaged in a transaction in connection with which Company or any Company Subsidiary or, to Company's knowledge, any Company ERISA Affiliate, any of the ERISA Plans, any such trust or any trustee or administrator thereof, or any party dealing with the ERISA Plans or any such trust is subject to either a civil liability under
Section 409 of ERISA or Section 502(i) of ERISA, or a tax imposed pursuant to
Section 4975 or 4976 of the Code other than any such liability or tax that would not have a Company Material Adverse Effect.

     Section 5.15 Vote Required. Approval of the Merger by the stockholders of Company will require the affirmative vote of the holders of two-thirds of the outstanding Shares at the stockholders' meeting referred to in Section 7.3(a).

     Section 5.16 Opinion of Financial Advisors. The Board of Directors of Company has received the opinion of Dean Witter Reynolds, Inc. and Morgan Stanley & Co., Company's financial advisors, substantially to the effect that the consideration to be received by holders of the Shares is fair from a financial point of view.

     Section 5.17 Certain Actions Under Nevada Law. The Board of Directors of the Company has taken all appropriate action so that (i) neither Parent nor Sub will be an "interested stockholder" within the meaning of Sections 78.378 to
78.3793 of the GCL by virtue of the execution of this Agreement or the other Transaction Documents and (ii) the entry into this Agreement and the consummation of the transactions contemplated hereunder and under the other Transaction Documents shall be exempted from the provisions of Sections 78.411 to 78.444 of the GCL.

     Section 5.18 Shareholder Rights Plan. The Company has taken all necessary actions to cause the dilution provisions of that certain Rights Agreement dated as of June 21, 1996 between Company and Chase Mellon Shareholder Services, L.L.C. to be inapplicable to the transactions contemplated by this Agreement and the other Transaction Documents.

                                  ARTICLE VI

                    CONDUCT OF BUSINESS PENDING THE MERGER

     Section 6.1 Conduct of Business by Company Pending The Merger. From the date of this Agreement to the Effective Time, unless Parent shall otherwise agree in writing, or as otherwise contemplated by this Agreement, any Schedule hereto or the Company Disclosure Schedule:

     (a) the respective businesses of Company and the Company Subsidiaries shall be conducted only in the ordinary and usual course of business and consistent with past practices, and there shall be no material changes in the conduct of the operations of Company and the Company Subsidiaries taken as a whole;

     (b) Company shall not (i) sell or pledge or agree to sell or pledge any stock owned by it in any of the Company Subsidiaries; (ii) amend its Articles of Incorporation or by-laws; or (iii) split, combine or reclassify any shares of its outstanding capital stock or declare, set aside or pay any dividend or other distribution payable in cash, stock or property, or redeem or otherwise acquire any shares of its capital stock or shares of the capital stock or other securities of or ownership interests in any of the Company Subsidiaries;

     (c) neither Company nor any of the Company Subsidiaries shall (i) authorize for issuance, issue or sell any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), except for unissued Shares reserved for issuance upon the exercise or conversion of outstanding rights, options and debentures referred to in Section 5.2 hereof; (ii) acquire, dispose of, transfer, lease, license, mortgage, pledge or encumber any fixed or other assets in excess of $5,000,000 in any one or a series of related transactions other than in the ordinary course of business and consistent with past practices; (iii) incur, assume or prepay any indebtedness or any other material liabilities or create or assume any lien on any material asset other than in the ordinary course of business and consistent with past practices; (iv) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person in an amount in excess of $2,000,000 other than a Company Subsidiary in the ordinary course of business and consistent with past practices; (v) make any loans, advances or capital contributions to, or investments in, any other person in an amount in excess of $2,000,000 other than to Company Subsidiaries and other than in the ordinary course of business and consistent with past practices; (vi) authorize capital expenditures substantially in excess of the amount currently budgeted therefor;
(vii) make any change in any method of accounting or accounting practice by Company or any Company Subsidiary, except for any such change required by reason of a concurrent change in GAAP; or (viii) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

     (d) Company shall use reasonable efforts to preserve intact the business organization of Company and the Company Subsidiaries, to keep available the services of its and their present officers and key employees, and to preserve the goodwill of those having business relationships with it and the Company Subsidiaries; and

     (e) neither Company nor any of the Company Subsidiaries shall make any change in the compensation payable or to become payable to any of its officers, directors or employees, enter into or amend any employment, severance, termination or other similar agreement, adopt any new Plan or amend in any material respect any existing Plan (except that Company and Company Subsidiaries may amend any Plan to provide for the effectuation thereof simultaneously with the Effective Time), or make any loans to any of its officers, directors or employees or make any changes in its existing borrowing or lending arrangements for or on behalf of any of such persons, whether contingent on consummation of the Merger or otherwise, other than (i) in the ordinary course of business and consistent with past practice, and (ii) as may be required under applicable law or the terms of any existing Plan or agreement.

     Section 6.2 Conduct of Business by Parent Pending The Merger. From the date of this Agreement to the Effective Time, unless Company shall otherwise agree in writing, or as otherwise contemplated by this Agreement or the Parent Disclosure Letter, the respective businesses of Parent and the Parent Subsidiaries shall be conducted only in the ordinary and usual course of business and consistent with past practices, and there shall be no material changes in the conduct of the operations of Parent or any Parent Subsidiary.

     Section 6.3 Conduct of Business of Sub. From the date hereof to the Effective Time, Sub shall not engage in any activities of any nature except as provided in or contemplated by this Agreement.

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

     Section 7.1 Access and Information. Company shall afford to Parent and its financial advisors, legal counsel, accountants, consultants and other representatives full access at all reasonable times throughout the period prior to the Effective Time to all of its books, records, properties, plants and personnel and, during such period, shall furnish promptly to Parent (i) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal or state securities laws and (ii) all other information as Parent may reasonably request. Parent and its respective affiliates, representatives and agents shall keep confidential all nonpublic information in accordance with the terms of the Confidentiality Letter dated
April   , 1997 (the "Confidentiality Letter") between Company and Parent.  If this Agreement is terminated, Parent will deliver to Company all documents, work papers and other materials (including copies) obtained by Parent or on its behalf from Company as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof.

     Section 7.2 Acquisition Proposals. From the date hereof until the termination hereof, the Company and the Company Subsidiaries will not, and will cause their respective officers, directors, employees or other agents (including, without limitation, investment bankers, attorneys or accountants) not to, directly or indirectly, (i) take any action to solicit, initiate, encourage, enter into any agreement or otherwise facilitate any offer or proposal for, or any indication of interest in, a merger or other business combination involving Company or the acquisition of any equity interest in, or a substantial portion of the assets of Company, other than the transactions contemplated by the Transaction Documents and other than the sale of the hospital in Kirkland, Washington and the sale of real estate and buildings relating to hospitals formerly operated by Company or a Company Subsidiary (an "Acquisition Proposal"), or (ii) engage in or continue discussions or negotiations with, or disclose any nonpublic information relating to Company or the Company Subsidiaries, respectively, or afford access to their respective properties, books or records to, any person that may be considering making, or has made, an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. Notwithstanding the foregoing, nothing contained in this Section 7.2 shall prohibit Company and its Board of Directors from (i) taking and disclosing a position with respect to a tender offer by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated by the SEC under the Exchange Act, or (ii) furnishing information to, or entering into negotiations with, any person or entity that makes an unsolicited bona fide proposal to acquire Company pursuant to a merger, consolidation, share exchange, purchase of a substantial portion of the assets, business combination or other similar transaction, if, and only to the extent that, (i) such Board of Directors determines in good faith upon advice of counsel that such action is required for the Board of Directors to comply with its fiduciary duties to stockholders imposed by law, and (ii) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, Company provides written notice to Parent to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity, and Company keeps Parent informed of the status and principal financial terms of any such negotiations or discussions.

     Section 7.3  Proxy Statement; Stockholder Approval.

     (a) Company, acting through its Board of Directors, shall, in accordance with applicable law and its Articles of Incorporation and By-Laws:

          (i) promptly and duly call, give notice of, convene and hold as soon as practicable following the date upon which the Proxy Statement is cleared for mailing by the SEC, a meeting of its stockholders for the purpose of voting to approve and adopt this Agreement and shall use its reasonable efforts to obtain such stockholder approval; and

          (ii) recommend approval and adoption of this Agreement by the stockholders of Company and include in the Proxy Statement such recommendation, and take all lawful action to solicit such approval.

     (b) Company, as promptly as practicable following the date upon which the Proxy Statement is cleared for mailing by the SEC, shall cause the definitive Proxy Statement to be mailed to its stockholders. At the stockholders' meeting, Company shall vote or cause to be voted in favor of approval and adoption of this Agreement all Shares as to which it holds proxies at such time.

     (c) Company's obligations under this Section 7.3 shall at all times remain subject to its fiduciary duties imposed under applicable law, in the event that, if required by such fiduciary duties as advised by counsel, the Board of Directors of Company shall have withdrawn or modified its recommendation that stockholders approve and adopt this Agreement.

     Section 7.4 Antitrust Laws. As promptly as practicable, Company, Parent and Sub shall make all filings and submissions under the HSR Act as may be reasonably required to be made in connection with this Agreement and the transactions contemplated hereby. Company will furnish to Parent and Sub, and Parent and Sub will furnish to Company, such information and assistance as the other may reasonably request in connection with the preparation of any such filings or submissions. Company will provide Parent and Sub, and Parent and Sub will provide Company, with copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between such party or any of its representatives, on the one hand, and any governmental agency or authority or members of their respective staffs, on the other hand, with respect to this Agreement and the transactions contemplated hereby.

     Section 7.5 Employee Stock Options. At the Effective Time all outstanding Options shall immediately vest and become fully exercisable. At the Effective Time each Option with an exercise price of $14.54 or less (a "Lower Priced Option") shall be amended to provide that the holders need not tender any exercise price therefor and that upon exercise the holder shall receive an amount of cash equal to $14.55 minus the exercise price of the Lower Priced Option. All other Options shall be converted into a right to receive upon exercise of such Options $14.55 in cash; anything to the contrary in this Agreement notwithstanding, to the extent required by any applicable federal, state or local law, the recipient of any payment pursuant to this Section 7.5 shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise by reason of such payment or distribution. The Company shall not be required to make any such payment or distribution until such obligations are satisfied. Anything to the contrary in this Agreement notwithstanding, no payment shall be made pursuant to this
Section 7.5 that would be inconsistent with and would violate Article 12 of the Company 1989 Stock Incentive Plan.

     Section 7.6 Public Announcements. Parent and Sub, on the one hand, and Company, on the other hand, agree that they will not issue any press release or otherwise make any public statement or respond to any press inquiry with respect to this Agreement or the transactions contemplated hereby without the prior approval (which shall not be unreasonably withheld) of the other party, except as may be required by law.

     Section 7.7  Continuance of Existing Indemnification Rights.

     (a) For a period of ten years from and after the Effective Time, Parent and Surviving Corporation shall indemnify, and advance expenses in matters that may be subject to indemnification to, persons who served as directors, officers, employees or agents of Company or any entity in which Parent directly or indirectly held equity securities on or before the Effective Time with respect to liabilities and claims (and related expenses) made against them resulting from their service as such prior to the Effective Time with and subject to the requirements and other provisions of Company's Articles of Incorporation, by-laws and indemnification agreements in effect on the date of this Agreement and applicable provisions of Law.

     (b) Parent shall cause to be maintained in effect for a period ending not sooner than the sixth anniversary of the Effective Time directors' and officers' liability insurance providing at least the same coverage with respect to Company's directors and officers as the policies maintained on behalf of directors and officers of Company as of the date hereof, and containing terms and conditions which are no less advantageous, with respect to matters occurring on or prior to the Effective Time (to the extent such insurance is available with respect to such matters); provided, that in no event shall Parent be required to expend to maintain or procure insurance coverage pursuant to this
Section 7.7 an amount per annum in
excess of 200% of the current annual premiums (the "Maximum Premium") with respect to such insurance, or, if the cost of such coverage exceeds the Maximum Premium, the maximum amount of coverage that can be purchased or maintained for the Maximum Premium.

     (c) Parent shall reimburse all expenses, including attorneys' fees, incurred by any person to enforce the obligations of Parent under this Section 7.7.

     Section 7.8 Expenses. Except as set forth in this Section 7.8, whether or not the Merger is consummated all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses except that those expenses incurred in connection with printing the Proxy Statement as well as the filing fee relating to the Proxy Statement will be shared equally by Parent and Company.

     Section 7.9 Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using all reasonable efforts to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of Parent, Sub and Company shall take all such necessary action.

     Section 7.10 Certain Employee Benefits. Parent and the Company agree to take the actions described in Schedule 7.10 hereto.
                              -------------

     Section 7.11 Cancellation of Converging Options. Prior to the Effective Time Company shall cancel the converging options issued under the Company 1989 Stock Incentive Plan.

     Section 7.12 Stockholder Commitments. Upon Company's request, Parent will draw down the funds available under the Stockholder Commitments to satisfy Parent's funding and other obligations under the Merger Agreement, including without limitation, any obligations under Section 9.2(f) hereof.

                                 ARTICLE VIII

                   CONDITIONS TO CONSUMMATION OF THE MERGER

     Section 8.1 Conditions to Each Party's Obligation to Effect The Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

     (a) Any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and no action shall have been instituted by the Department of Justice or Federal Trade Commission challenging or seeking to enjoin the consummation of this transaction, which action shall have not been withdrawn or terminated.

     (b) This Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite vote of the stockholders of Company in accordance with applicable law.

     (c) No preliminary or permanent injunction or other order by any federal or state court in the United States which prohibits the consummation of the Merger shall have been issued and remain in effect.

     (d) Each of Company and Parent shall have obtained such consents from government instrumentalities in addition to pursuant to the HSR Act as shall be required and which are material to Parent and Company and to consummation of the transactions contemplated hereby.

     Section 8.2 Conditions to Obligation of Company to Effect The Merger. The obligation of Company to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following additional condition:

     (a) Each of Parent and Sub shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Effective Time and the representations and warranties of Parent and Sub contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time, except that the representation and warranty contained in Section 4.7 need not be so correct if the condition contained in Section 8.1 has been satisfied and except as contemplated by this Agreement, and Company shall have received a certificate of the Chairman of the Board, the Chief Executive Officer, the President or an Executive Vice President of Parent as to the satisfaction of this condition.

     (b) Company shall have received the opinion referred to in Section 4.4(c) hereof.

     Section 8.3 Conditions to Obligations of Parent and Sub to Effect The Merger. The obligations of Parent and Sub to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following additional condition:

     (a) Company shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Effective Time and the representations and warranties of Company contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time, except as contemplated by this Agreement, and Parent and Sub shall have received a

Certificate of the Chairman of the Board, the Chief Operating Officer, or an Executive Vice President of Company as to the satisfaction of this condition.

                                  ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER

     Section 9.1 Termination. This Agreement may be terminated at any time before the Effective Time, either before or after the approval of the stockholders of Company shall have been obtained, in each case as authorized by the respective Board of Directors of Parent or Company:

     (a) By mutual written consent of the parties;

     (b) By either Parent or Company if the Merger shall not have been consummated on or before November 30, 1997 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date.

     (c) By either Parent or Company if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties shall use their commercially reasonable efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable;

     (d) By Parent if Company shall be in material breach of its obligations under this Agreement and such breach has not been cured within 30 days' written notice thereof to the Company; or by Company (i) if Parent or Sub shall be in material breach of their respective obligations under this Agreement and such breach has not been cured within 30 days' notice thereof to Parent, or (ii) any of the Investors shall be in material breach of its obligations under the Stockholder Commitments and such breach has not been cured within 30 days' notice thereof to Parent.

     (e) By Parent if the Board of Directors of Company (i) shall withdraw or modify (or publicly announce an intention to withdraw or modify) in any adverse manner its approval or recommendation of this Agreement or the Merger, (ii) shall approve or recommend any Acquisition Proposal, other than by a party or an affiliate thereof, or (iii) shall resolve to take any of the actions specified in clause (i) or (ii) above;

     (f) By either Parent or Company if the required approval of the stockholders of Company shall fail to have been obtained at a duly held stockholders meeting of Company, including any adjournments thereof;

     (g) By Company upon five days' prior written notice to Parent, if, as a result of an Acquisition Proposal (as defined in Section 7.2 hereof) received by Company from a person other than Parent or any of its affiliates, the Board of Directors of Company determines in good faith that the members' fiduciary obligations under applicable law require that such Acquisition Proposal be accepted; provided, however, that (i) the Board of Directors of Company shall have determined in good faith, after considering applicable provisions of state law and after giving effect to all concessions, if any, which have been offered by Parent pursuant to clause (ii) below, on the basis of oral or written advice of outside counsel, that such action is required by the members' fiduciary obligations under applicable law, and (ii) prior to any such termination, Company shall, and shall cause its respective financial and legal advisors to, negotiate with Parent to make such adjustments in the terms and conditions of this Agreement as would enable such party to proceed with the transactions contemplated hereby; provided, however, that no termination shall be effective pursuant to Sections 9.1(e) or (g) under circumstances in which a Company Termination Fee (as defined below) is payable by the terminating party under
Section 9.2(b) unless concurrently with such termination such termination fee is paid in accordance with the provisions of Sections 9.2(b); or

     (h) By Parent if the Board of Directors of Company shall have failed to take any of the actions contemplated by Section 7.3(a) as a result of the exercise of its rights under Section 7.3(c).

     Section 9.2  Effect of Termination.

     (a) In the event of termination of this Agreement as provided in Section
9.1 hereof, and except as otherwise provided in this Agreement, this Agreement shall forthwith become void and there shall be no liability on the part of any of the parties, except (i) as set forth in this Section 9.2 and in Sections 7.1 and 7.8 and (ii) nothing herein shall relieve any party from liability for any breach hereof.

     (b) If this Agreement is terminated (i) by Parent pursuant to Section 9.1(e) hereof, (ii) by Parent as a result of Company's material breach of
Section 7.2 hereof, (iii) by Parent pursuant to Section 9.1(h) hereof, (iv) by Parent pursuant to Section 9.1(d) hereof or (v) by Parent pursuant to Section 9.1(g) hereof or in the event Company shall consummate an Acquisition Proposal on terms more favorable than the Merger, which Proposal was first made to Company prior to its stockholders meeting to consider this Agreement, Company shall pay to Parent a termination fee of $19,415,000 (the "Company Termination Fee").

     (c) The termination fee payable under Section 9.2(b) shall be payable in cash.

     (d) Parent and Company agree that the agreements contained in Section 9.2(b) above are an integral part of the transactions contemplated by this Agreement and constitute liquidated damages and not a penalty. If Company fails to promptly pay any fee due under such Section 9.2(b), Company shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced reference rate of Bank of America N.T. & S.A. from the date such fee was required to be paid.

     (e) As used herein, "Alternative Transaction" means any of (i) a transaction or series of transactions pursuant to which any person (or group of persons) other than Parent or any of its affiliates (a "Third Party") acquires or would acquire, directly or indirectly, beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of more than 20% of the outstanding Shares, whether from Company or pursuant to a tender offer or exchange offer or otherwise, (ii) any acquisition or proposed acquisition of Company by a merger or other business combination (including any so-called "merger of equals" and whether or not Company or any of its significant subsidiaries, as the case may be, is the entity surviving any such merger or business combination) or (iii) any other transaction pursuant to which any Third Party acquires or would acquire, directly or indirectly, control of assets (including for this purpose the outstanding equity securities of subsidiaries of Company and any entity surviving any merger or combination) of Company or any of its subsidiaries for consideration equal to 20% or more of the fair market value of all Company Shares on the date prior to the date hereof.

     (f) In the event of a breach by Parent or Sub or any of their respective representations, warranties, obligations or agreements pursuant to this Agreement or a breach by any Investor of its obligations under the Stockholder Commitments Parent acknowledges and agrees that Company, on the one hand, and the holders of the Shares and Options (collectively "Holders"), on the other hand, will have suffered damages by reason of such breach and shall be entitled to pursue all remedies at law or in equity as they may have against Parent, including without limitation the recovery of all damages, costs, and expenses (including attorneys' fees in connection with this Agreement and any litigation arising therefrom) incurred in connection therewith (such claims of Company being hereinafter referred to as "Company Claims" and such claims of the Holders being hereinafter referred to as "Holder Claims"). In determining damages resulting from a breach of this Agreement by Parent, the parties expressly agree that such damages shall include, among other things, (i) as to the Company Claims, (w) damages arising from disruption from and after the date hereof to the business of Company (including without limitation loss of personnel and failure to exploit new projects and loss of opportunities as a result of restrictions placed on Company's business under this Agreement), (x) costs and expenses relating to this Agreement and to carrying out the transactions contemplated hereby, (y) costs of retaining any employees which costs are reasonably determined to be occasioned by this Agreement and the transactions relating thereto, including without limitation the bonuses referred to in
Section 6.1(e) and (z) interest, at the highest rate permitted by law, on all of the foregoing damages from the date of such breach until the date such damages are paid; and (ii) as to the Holder Claims, (x) damages related to the diminution of the value of the Holders' respective holdings of Shares or Options, as the case may be, as compared to the per share purchase price for the Shares provided for by this Agreement, and (y) interest, at the highest rate permitted by law, on all of the foregoing damages from the date of such breach until the date such damages are paid. Parent agrees that Company may pursue the Holder Claims on behalf of the Holders.

     Section 9.3 Amendment. This Agreement may be amended by the parties pursuant to a writing adopted by action taken by all of the parties at any time before the Effective Time; provided, however, that after approval by the stockholders of Company no amendment may be made which would (i) alter or change the amount or kinds of consideration to be received by the holders of Shares upon consummation of the Merger, or (ii) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of the Shares. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     Section 9.4 Waiver. At any time before the Effective Time, any party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and waive compliance with any of the agreements or conditions contained herein Any agreement on the part of a party to any such extension or waiver shall he valid only as against such party and only if set forth in an instrument in writing signed by such party.

                                   ARTICLE X

                              GENERAL PROVISIONS

     Section 10.1 Survival of Representations, Warranties and Agreements. No representations, warranties or agreements contained herein shall survive beyond the Effective Time, except that the representations, warranties or agreements contained in Sections 3.1, 3.2, 3.3, 4.4, 7.5, 7.7, and 7.10 hereof shall survive beyond the Effective Time. After the Effective Time, such representations, warranties and agreements shall be deemed to have been made to, and may be enforced by, (i) the Holders, in the case of Sections 3.1, 3.2, 3.3 and 4.4, (ii) holders of Options in the case of Section 7.5, (iii) the persons referred to in Sections 7.7 and Schedule 7.10 in the case of Sections 7.7 and
                                -------------
7.10, respectively. Prior to such time, such persons shall not be deemed to be third party beneficiaries of this Agreement.

     Section 10.2 Brokers. Company represents and warrants that, (i) except for Dean Witter Reynolds, Inc., Morgan Stanley & Co. and Cronus Partners, Inc., its financial advisors, no broker, finder or financial advisor is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Company and (ii) Company's fee arrangements with such financial advisors have been disclosed to Parent and Sub.

     Section 10.3 Notices. All notices, claims, demands and other communications hereunder shall be in writing and shall be deemed duly given or made as follows: (i) if delivered personally, upon receipt; (ii) if sent by registered or certified mail (postage prepaid, return receipt requested), upon receipt; (iii) if sent by reputable overnight air courier (such as Federal Express or DHL), two business days after mailing; or (iv) if sent by facsimile transmission, with a copy mailed as provided in clauses (ii) or (iii) above, when transmitted and receipt is confirmed by telephone. Such notices, claims, demands and other communications shall be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  If to Company, to:

               Transitional Hospitals Corporation
               5110 Sahara Boulevard
               Las Vegas, Nevada 89102
               Attention: Chief Executive Officer

          with a copy to:

               Transitional Hospitals Corporation
               5110 Sahara Boulevard
               Las Vegas, Nevada 89102
               Attention: General Counsel

          and:

               Christensen, Miller, Fink, Jacobs,
                Glaser, Weil & Shapiro, LLP
               2121 Avenue of the Stars, Suite 1800
               Los Angeles, California 90067
               Attention: Stephen D. Silbert

          (b)  if to Parent or Sub, to:

               Select Medical Corporation
               4718 Old Gettysburg Road
               Mechanicsburg, Pennsylvania 17055
               Attention: Chief Executive Officer

          with a copy to:

               Reboul, MacMurray, Hewitt,
                Maynard & Kristol
               45 Rockefeller Plaza
               New York, New York 10111
               Attention: Robert A. Schwed, Esq.

     Section 10.4 Descriptive Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 10.5 Entire Agreement; Assignment. This Agreement (including the Schedules, Disclosure Schedules and other documents and instruments referred to herein) and the Confidentiality Letter (i) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral among the parties or any of them, with respect to the subject matter hereof;
(ii) except as set forth in Section 10.1 hereof, is not intended to confer upon any other person any rights or remedies hereunder; and (iii) shall not be assigned by operation of law or otherwise.

     Section 10.6 Severability. If any provision of this Agreement or the application of any such provision shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof. In lieu of any such invalid, illegal or unenforceable provision, the parties hereto intend that there shall be added as part of this Agreement a provision as similar in terms to such invalid, illegal or unenforceable provision as may be possible and be valid, legal and enforceable.

     Section 10.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without giving effect to the provisions thereof relating to conflicts of law. Each party irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Nevada located in Clark County, Nevada, and the courts of the United States of America located in Clark County, Nevada (the "Nevada Courts"), for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in the Nevada Courts), waives any objection to the laying of venue of any such litigation in the Nevada Courts and agrees not to plead or claim in any Nevada Court that such litigation brought therein has been brought in an inconvenient forum. The prevailing party in such litigation shall be entitled to attorneys' fees and costs.

     Section 10.8 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

     Section 10.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

     IN WITNESS WHEREOF each of the parties hereto has caused this Agreement to be executed on its behalf of its officers thereunto duly authorized, all as of the date first above written.


Attest:                         SELECT MEDICAL CORPORATION

   /s/                          By:      /s/
------------------------           ------------------------------------------
Name:                           Name:
                                     ----------------------------------------
Title: Secretary                Title:
                                      ---------------------------------------



Attest:                         SM ACQUISITION CO.

   /s/                          By:      /s/
------------------------           ------------------------------------------
Name:                           Name:
                                     ----------------------------------------
Title: Secretary                Title:
                                      ---------------------------------------



Attest:                         TRANSITIONAL HOSPITALS CORPORATION

   /s/                          By:      /s/
------------------------           ------------------------------------------
Name:                           Name:
                                     ----------------------------------------
Title: Secretary                Title:
                                      ---------------------------------------